Exhibit 99.2

Hub Group Announces Changes to Board of Directors

OAK BROOK, Ill., Oct. 2, 2026 — Hub Group, Inc. (Nasdaq: HUBG) (“Hub Group” or the “Company”) today announced changes to its Board of Directors (the “Board”) following an action by written consent of its controlling shareholders.

On October 1, 2026, shareholders representing a majority of the combined voting power of the Company’s outstanding common stock, consisting of members of the Yeager family and related trusts, acted by written consent to:

•	Appoint Gregory D. Bunch, Thomas P. Fitzgerald, Thaddeus J. Malik and Thomas M. White to the Board;

•	Remove Michael Flannery, Peter McNitt and Gary Yablon from the Board without cause; and

•	Adopt the Company’s Second Amended and Restated Bylaws.

These actions took effect upon delivery of the written consent to the Company’s Corporate Secretary, in accordance with Delaware law and the Company’s bylaws. Each newly appointed director will serve until the Company’s next annual meeting of shareholders or until his earlier death, termination, resignation or removal. Following the delivery of the written consent, Mary H. Boosalis, Jenell Ross, and Martin P. Slark resigned from the Board, effective October 1, 2026.

The Board now consists of seven (7) directors: David P. Yeager (Chairman), Phillip D. Yeager (Vice Chairman), Gregory D. Bunch, Thomas P. Fitzgerald, James C. Kenny, Thaddeus J. Malik, and Thomas M. White. The Board intends to appoint a new Lead Independent Director as soon as practicable and will also reconstitute its standing committees.

The Company intends to maintain a majority-independent Board and fully independent Compensation and Nominating and Governance Committees, and will continue to meet Nasdaq and U.S. Securities and Exchange Commission (“SEC”) audit committee independence requirements.

The Board changes do not affect the Company’s management team, strategy or day-to-day operations. David P. Yeager remains Chairman and Chief Executive Officer, and Phillip D. Yeager remains President and Vice Chairman. The leadership changes announced on September 14, 2026 are also unaffected.

“We believe that the newly appointed directors will bring valuable perspectives and relevant expertise to the Board’s oversight of the Company’s management, business and ongoing initiatives,” said David P. Yeager. “They intend to work constructively and collaboratively with the continuing directors to advance the best interests of Hub Group and all of its stakeholders. We will remain focused on our long-term strategy to drive growth, profitability and operating cash flows, as we work to deliver for our shareholders, customers and team members.”

The Company’s finance and accounting team continues to work expeditiously to complete the restatement process and file the Company’s delayed periodic reports. Hub Group continues to expect to complete this process in the fourth quarter of 2026. As previously announced, on September 16, 2026, the Company received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it had initiated a process to delist the Company’s Class A common stock. The Staff Determination was issued because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, and therefore is not in compliance with Nasdaq Listing Rule 5250(c)(1). Receipt of the Staff Determination did not immediately result in the suspension of trading or delisting of the Company’s Class A common stock.

The Company has appealed the Staff Determination by requesting a hearing before the Nasdaq Hearings Panel. The Company requested, and has been granted, a stay of the delisting action pending the outcome of the hearing currently scheduled for October 27, 2026.

Additional information is included in the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2026.

Biographies of the Newly Appointed Directors

Gregory D. Bunch

Mr. Bunch, age 67, has served as an Adjunct Professor of Entrepreneurship at the University of Chicago Booth School of Business for nearly twenty (20) years, teaching entrepreneurship, growth strategy, competitive strategy, innovation, marketing and mergers and acquisitions in both the MBA program and Executive Education. He is also the owner of Gregory Bunch Consulting, a management consulting firm. Mr. Bunch was the founder and Chief Executive Officer of Masterplan International Corporation, a strategy consultancy, from 1998 to 2018, and co-founded Oration Health, a healthcare software-as-a-service business. He was also a partner in Brandtrust, a brand strategy consultancy. Over the course of his career, he has advised hundreds of startups and dozens of publicly and privately held corporations, and has served as an Independent Trustee of Elkhorn Investments from its founding until its sale to Innovator, as well as on advisory boards for companies in the financial services, consulting, retail, franchising and marketing industries. Mr. Bunch has lectured nationally and internationally on topics related to strategy, creating customers and innovation. He earned a bachelor’s degree in philosophy from Wheaton College and an MDiv from Harvard University.

Thomas P. Fitzgerald

Mr. Fitzgerald, age 72, was a partner at Winston Taylor LLP (formerly known as Winston & Strawn LLP), an international law firm. From 2006 to June 2024, Mr. Fitzgerald served as Chairman and Managing Partner of the firm’s Executive Committee. Under his leadership, the firm opened ten (10) offices on three continents and significantly expanded its practice and sector offerings, including in private equity, finance, funds, intellectual property, complex commercial litigation and real estate. Over the course of his tenure, Mr. Fitzgerald also advanced the firm’s client initiatives in the financial services, technology, energy, and life sciences sectors. Mr. Fitzgerald holds a B.A. from the University of Notre Dame and a J.D., with honors, from the Notre Dame Law School.

Thaddeus J. Malik

Mr. Malik, age 59, has served as President and Principal of S2T Solutions LLC, a transactional advisory services company, since 2022. Previously, he was a partner at Paul Hastings LLP, an international law firm, from 2010 to 2022, a partner at Jenner & Block LLP from 2002 to 2010, and Vice President and General Counsel of Lante Corporation, a formerly publicly traded technology consulting company, from 2000 to 2002. Mr. Malik has more than thirty (30) years of experience as a corporate and securities advisor to boards and committees of public companies and as a mergers and acquisitions attorney. He has served as an independent director of CenterPoint Energy, Inc. (NYSE: CNP) since September 2023, where he currently serves on the Corporate Governance and Nominating Committee and the Human Capital and Compensation Committee and previously served on the Audit and Compliance Committee and the Safety and Operations Committee. He also served as an independent director of Health Care Service Corporation, the parent of Blue Cross and Blue Shield of Illinois, Texas, Montana, Oklahoma and New Mexico, from 2019 to 2025. Mr. Malik holds a B.A. from Northwestern University and a J.D. from Harvard Law School, and has earned director certifications from the National Association of Corporate Directors and Harvard Business School, as well as the CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.

Thomas M. White

Mr. White, age 69, is a global business leader and experienced board member with over forty five (45) years of experience in financial and operational management. Mr. White previously served as the Company’s Chief Financial Officer and Senior Vice President from 2002 to 2007. From 2007 to 2014, he served as an Operating Partner of Apollo Global Management, Inc. (NYSE: APO), a leading global alternative investment manager, where he assumed senior leadership positions in key portfolio companies, including as Interim Chief Operating Officer and Interim Chief Financial Officer of CEVA Logistics and Interim Chief Financial Officer of Constellium N.V. (NYSE: CSTM). Previously, Mr. White served for twenty three (23) years at Arthur Andersen LLP, where he held leadership positions including Global Managing Partner of Business Process Outsourcing and Office Managing Partner. Mr. White served as Chairman of the Board of Directors of Sterling Infrastructure, Inc. (Nasdaq: STRL) from 2019 to 2024, and has served as a member of the board of directors of JPW Industries, a private industrial machinery company. Mr. White holds a B.B.A. in Accountancy from Western Michigan University and an M.S. in Business Administration from Purdue University.

Certain Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding the outcome of the Company’s appeal to the Nasdaq Hearings Panel, the Company’s plans to regain full compliance with Nasdaq’s continued listing requirements, and any other statements regarding Hub Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to complete the previously-announced restatement of its financial statements and regain compliance with Nasdaq’s listing rules; unanticipated delays that cause the Company’s delinquent periodic reports to be filed later than currently expected; the risk that the Company’s request to Nasdaq for an extended stay of the delisting action will not be granted or that its plan to regain compliance with Nasdaq’s continued listing requirements will not be accepted by the Nasdaq Hearings Panel or, if accepted, will not allow for sufficient time for the Company to regain compliance; the impact that the restatement process and further delays in the financial close process or the related audit may have on Hub Group’s business, financial condition and results of operations; and other risks discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings.

These forward-looking statements speak only as of the date hereof and Hub Group assumes no obligation to update any such forward-looking statements.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG), our approximately 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

CONTACT:

Garrett Holland, InvestorRelations@hubgroup.com

OR

Longacre Square Partners

HUBG@longacresquare.com